Exhibit 99.1

Kaleyra Announces Third Quarter 2022 Results

Third Quarter Highlighted by Cash Generation and New Partnerships

NEW YORK – November 7, 2022 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), an omnichannel business communications platform, reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Operational and Financial Highlights

•	Quarterly Revenue of $83.9 million and Gross Profit of $16.7 million

•	Quarterly Adjusted Gross Profit of $18.1 million

•	Dollar-Based Net Expansion Rate of 94% in Q3 2022

•	Strong Balance Sheet with $87.6 million in cash and cash equivalents, including restricted cash and short-term investments

•	Delivered 11.6 billion billable messages and connected 2.4 billion voice calls for its global customer base in the third quarter

•	Reached over 20 million Google Verified Calls managed through Kaleyra’s Voice API in 2022, with over 10 million calls in August

•	Partnered with Truecaller to further establish Kaleyra’s trusted and safe business communication services through Truecaller’s proprietary Verified Business Caller ID solution

•	Selected as a preferred SMS provider for Amazon Pay India, enhancing end-customer experiences and satisfaction

Management Commentary

“Our third quarter pushed our business towards cash generation targets,” said Kaleyra Founder and CEO Dario Calogero. “Even as global economic uncertainty persists, we matched our revenue estimate, and bolstered our cash position, now at $87.6 million as of the end of the quarter or up 17% from the prior quarter. Kaleyra Voice and The Campaign Registry, both long-term drivers of gross margin for our business, outperformed again as well, posting 59% year-over-year growth. In addition, we continued to execute against our key growth initiatives, including multiple new partnerships in growing geographies and notable progress towards our advanced omnichannel suite of services.”

“As we close out 2022, the lasting impacts of industry-wide headwinds still limit typical enterprise and consumer spending. We foresee degrees of growth in our business, driven by Black Friday and Cyber Monday shopping, the December holiday season, and Diwali, among other factors. Therefore, we see that the investments that we’ve made into expanding our sales team, building our partnership pipeline, and developing our technology have put us in a position to take advantage of these catalysts. We remain confident in our strong fundamentals and comfortable balance sheet, as well as our path toward becoming the leading global, trusted CPaaS. We believe that our team’s sustained commitment will translate to robust shareholder value over the long term, and we look forward to realizing our potential in the coming quarters.”

Third Quarter 2022 Financial Results

Results compare the 2022 third quarter ended September 30, 2022, to the 2021 third quarter ended September 30, 2021, unless otherwise indicated.

•

Total revenue was $83.9 million, a decrease of $109,000 from $84.0 million in the comparable year-ago period. The decrease in revenue generated in the quarter was mainly driven by broader economic uncertainty and tempered enterprise purchasing sentiment.

•

Gross profit decreased 15% to $16.7 million from $19.6 million in the comparable year-ago period. Gross margin for the third quarter of 2022 decreased to 19.9% compared to 23.3% for the third quarter of 2021. The decreases in gross profit and gross margin were mainly driven by an increase in the cost of revenue attributable to the effects of connectivity costs.

•

Net loss totaled $11.7 million, or $0.26 per share based on 44.7 million weighted-average shares outstanding, compared to a net loss of $11.9 million, or $0.29 per share based on 41.6 million weighted-average shares outstanding, in the comparable year-ago period.

•

Adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, decreased 14% to $18.1 million from $21.0 million in the comparable year-ago period. Adjusted Gross Margin, also a non-GAAP measurement of operating performance for the third quarter of 2022 was 21.5% compared to 25.0% in the comparable year-ago period.

•

Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased to $793,000, or $0.02 and $0.01 per basic and diluted share based on 44.7 and 54.6 million weighted-average shares outstanding, respectively, from $3.6 million, or $0.09 and $0.07 per basic and diluted share based on 41.6 and 52.4 million weighted-average shares outstanding, respectively, in the comparable year-ago period.

•

Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to $4.0 million (4.8% of total revenue) compared to $8.0 million (9.5% of total revenue) in the comparable year-ago period.

•	At the end of the third quarter, cash and cash equivalents, restricted cash, and short-term investments were $87.6 million, compared to $97.9 million as of December 31, 2021.

2022 Financial Outlook

Kaleyra’s financial outlook takes into consideration broader geopolitical and macroeconomic factors such as the adverse effects of the foreign exchange environment, the war in Ukraine, and inflation. Kaleyra remains confident in its growth strategy and ability to capture its multinational market opportunity. As a result of the Company’s performance in the third quarter, the Company is introducing financial projections for the fourth quarter and expressing projections for the full year 2022 as follows:

•	Fourth Quarter 2022: Total revenue is expected to be in the range of $86 – $90 million, compared to $90.0 million in the comparable year-ago period.

•	Full Year 2022: Total revenue is expected to be in the range of $331.5 – $335.5 million, compared to $267.7 million in 2021.

Conference Call

Kaleyra will hold a conference call today, Monday, November 7, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. A question-and-answer session will follow the management’s presentation.

U.S. dial-in: 855-327-6837

International dial-in: 631-891-4304

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kaleyra’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 14, 2022.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 10020457

About Kaleyra

Kaleyra, Inc. is a global group providing mobile communication services to financial institutions, ecommerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide.

Kaleyra today has a customer base spread around the world. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, email, voice services, and chatbots.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1,600 operator connections in 190+ countries, including all tier-1 US carriers.

Non-GAAP Financial Measures and Related Information

To provide investors and others with additional information regarding Kaleyra’s results, the following non-GAAP financial measures, not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), are disclosed:

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Non-GAAP Adjusted Gross Profit and Non-GAAP Adjusted Gross Margin. For the periods presented, Kaleyra defines non-GAAP Adjusted Gross Profit and non-GAAP Gross Margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below;

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Non-GAAP Adjusted EBITDA is defined as of any date of calculation, as the consolidated earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction and one-off expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (v) any provision for the write-down of assets;

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Non-GAAP Adjusted Net Income (Loss) Per Share, Basic and Diluted. For the periods presented, Kaleyra defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net loss and GAAP net loss per share, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.

Management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Kaleyra’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Kaleyra uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Operating Metrics

Dollar-Based Net Expansion Rate. Kaleyra’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with Active Existing Customer Accounts and to increase their use of the platform. An important way in which Kaleyra has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for those customer accounts. Kaleyra’s Dollar-Based Net Expansion Rate increases when such customer accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Kaleyra’s Dollar-Based Net Expansion Rate decreases when such customer accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. Kaleyra believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of customer accounts that were customer accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year.

Active Existing Customer Accounts. Kaleyra believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Kaleyra defines an Active Customer Account at the end of any reporting period as an individual account, as identified by a unique account identifier, for which Kaleyra has recognized revenue in the period.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its omnichannel and other product and global customer developments, its expectations, beliefs, intentions, plans, prospects or strategies regarding the future revenue (including revenue guidance) and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic, and any anticipated lessening of such impact, and the broader market volatility and geopolitical and macroeconomic factors on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by Kaleyra in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, , and the impact of other geopolitical and macroeconomic factors such as the global inflation and the war in Ukraine, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Colin Gillis

Vice President of Investor Relations

colin.gillis@kaleyra.com

Shannon Devine or Mark Schwalenberg

MZ North America

203-741-8811

KLR@mzgroup.us

-Financial Tables to Follow-

KALEYRA, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$86,536	$90,001
Restricted cash	439	1,701
Short-term investments	622	6,236
Trade receivables, net	85,863	85,945
Deferred cost	347	341
Prepaid expenses	3,466	5,357
Other current assets	1,966	2,599

Total current assets	179,239	192,180
Property and equipment, net	21,107	18,811
Intangible assets, net	110,009	125,396
Goodwill	110,781	110,465
Deferred tax assets	507	1,230
Other long-term assets	1,740	399

Total Assets	$423,383	$448,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,840	$70,942
Lines of credit	3,255	5,256
Current portion of bank and other borrowings	10,468	10,508
Current portion of notes payable	405	—
Deferred revenue	5,283	9,553
Payroll and payroll related accrued liabilities	7,643	6,907
Other current liabilities	9,078	8,274

Total current liabilities	111,972	111,440
Long-term portion of bank and other borrowings	14,488	22,910
Long-term portion of notes payable	191,240	190,147
Long-term portion of employee benefit obligation	2,301	2,338
Deferred tax liabilities	6,056	2,384
Other long-term liabilities	785	1,840

Total Liabilities	326,842	331,059

Stockholders’ equity:
Preferred stock	—	—
Common stock, at cost	5	4
Additional paid-in capital	275129	251659
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(5,679)	(2,010)
Accumulated deficit	(142,483)	(101,800)

Total stockholders’ equity	96,541	117,422

Total liabilities and stockholders’ equity	$423,383	$448,481

KALEYRA, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$83,916	$84,025	$245,506	$177,731
Cost of revenue	67,226	64,414	192,428	141,333

Gross profit	16,690	19,611	53,078	36,398

Operating expenses:
Research and development	5,246	7,163	16,401	14,313
Sales and marketing	7,181	7,272	21,507	14,791
General and administrative	13,498	12,631	45,472	35,597

Total operating expenses	25,925	27,066	83,380	64,701

Loss from operations	(9,235)	(7,455)	(30,302)	(28,303)
Other income, net	37	66	120	158
Financial expense, net	(3,627)	(3,542)	(10,196)	(5,169)
Foreign currency income (loss)	1,775	(162)	915	2

Loss before income tax expense (benefit)	(11,050)	(11,093)	(39,463)	(33,312)
Income tax expense (benefit)	624	766	1,220	(6,608)

Net loss	$(11,674)	$(11,859)	$(40,683)	$(26,704)

Net loss per common share, basic and diluted	$(0.26)	$(0.29)	$(0.94)	$(0.75)

Weighted-average shares used in computing net loss per common share, basic and diluted	44,650,611	41,554,876	43,436,329	35,404,231

KALEYRA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(40,683)	$(26,704)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,557	8,976
Stock-based compensation	19,706	15,090
Provision for doubtful accounts	1,420	792
Realized gains on marketable securities	15	17
Employee benefit obligation	886	244
Change in fair value of warrant liability	(849)	664
Reversal of accrued interest on forward share purchase agreement	—	(659)
Non-cash interest expense	1,497	745
Deferred taxes	700	(6,872)
Change in operating assets and liabilities:
Trade receivables	(5,945)	(12,735)
Other current assets	2,086	(2,683)
Deferred cost	(6)	87
Other long-term assets	(1,451)	1,421
Accounts payable	11,677	4,797
Other current liabilities	5,895	1,413
Deferred revenue	(3,818)	7,051
Long-term liabilities	(120)	439

Net cash provided by (used in) operating activities	8,567	(7,917)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,165)	(52,224)
Sale of short-term investments	6,495	20,546
Purchase of property and equipment	(1,758)	(842)
Capitalized software development costs	(6,564)	(3,148)
Purchase of intangible assets	(17)	(24)
Acquisition of mGage, net of cash acquired	—	(195,346)
Acquisition of Bandyer, net of cash acquired	(1,005)	(13,304)

Net cash used in investing activities	(4,014)	(244,342)

Cash Flows from Financing Activities:
Proceeds from (repayments on) line of credit, net	(1,497)	440
Borrowings on term loans	2,519	1,268
Repayments on term loans	(6,884)	(4,874)
Proceeds from issuance of convertible notes, net of issuance costs	—	188,637
Repayments on notes	—	(7,500)
Receipts related to forward share purchase agreements	—	17,045
Proceeds from issuance of common stock in Private Investment in Public Equity offering, net of issuance costs	—	99,051
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	—	1,244
Proceeds from the exercise of common stock warrants	—	2,872
Repurchase of warrants	—	(5,474)
Repayments on capital lease	(59)	(103)

Net cash provided by (used in) financing activities	(5,921)	292,606

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,359)	(1,276)

Net increase (decrease) in cash, cash equivalents and restricted cash	(4,727)	39,071
Cash, cash equivalents and restricted cash, beginning of period	91,702	32,970

Cash, cash equivalents and restricted cash, end of period	$86,975	$72,041

KALEYRA, Inc.

Adjusted Gross Profit and Adjusted Gross Margin Reconciliation of GAAP to Non-GAAP Financial

Information

For the Three and the Nine Months Ended September 30, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Consolidated Gross Profit	$16,690	$19,611	$53,078	$36,398
Consolidated Gross Profit Margin %	19.9%	23.3%	21.6%	20.5%
Amortization of acquired intangibles	1,369	1,360	4,556	2,194
Non-GAAP Adjusted Gross Profit	$18,059	$20,971	$57,634	$38,592
Non-GAAP Adjusted Gross Profit Margin %	21.5%	25.0%	23.5%	21.7%

KALEYRA, Inc.

Adjusted EBITDA Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Nine Months Ended September 30, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(11,674)	$(11,859)	$(40,683)	$(26,704)
Other income, net	(37)	(66)	(120)	(158)
Financial expense, net	3,627	3,542	10,196	5,169
Foreign currency income (loss)	(1,775)	162	(915)	(2)
Income tax expense (benefit)	624	766	1,220	(6,608)

Loss from operations	$(9,235)	$(7,455)	$(30,302)	$(28,303)
Depreciation and amortization	5,719	5,516	17,557	8,976
Stock-based compensation and others	6,396	7,058	24,808	18,500
Transaction and one-off costs	1,153	2,894	4,061	9,858
Company restructuring	—	—	85	—

Non-GAAP Adjusted EBITDA	$4,033	$8,013	$16,209	$9,031

KALEYRA, Inc.

Adjusted Net Income (Loss) per share Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Nine Months Ended September 30, 2022 and 2021

(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Loss	$(11,674)	$(11,859)	$(40,683)	$(26,704)
Stock-based compensation and others	6,396	7,058	24,808	18,500
Transaction and one-off costs (incl. severance)	1,153	2,894	4,061	9,858
Amortization of acquired intangibles	3,745	4,185	12,152	6,358
Amortization of debt discount and issuance costs for convertible debt	507	409	1,498	605
Estimated tax effects of adjustments (1)	666	702	1,141	112
Net tax benefits related to discrete tax items	—	231	220	(6,586)

Non-GAAP Net Income	$793	$3,620	$3,197	$2,143

Net Loss per share
Basic	$(0.26)	$(0.29)	$(0.94)	$(1.16)
Diluted	$(0.26)	$(0.29)	$(0.94)	$(1.16)
Non-GAAP Adjusted Net Income per share
Basic	$0.02	$0.09	$0.07	$0.09
Diluted	$0.01	$0.07	$0.06	$0.09
Weighted Average number of Shares Outstanding (basic)	44,650,611	41,554,876	43,436,329	35,404,231
Weighted Average number of Shares Outstanding (diluted)	54,632,716	52,382,775	53,494,618	46,799,611

(1)	The Non-GAAP tax-effect is determined using the period Effective Tax Rate (ETR) calculated for the periods, excluding discrete tax items.